Exhibit 99.2

Raptor Pharmaceutical Appoints Kathlene L. Powell
Vice President, Quality Operations

Novato, California, April 13, 2011 – Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) (NASDAQ: RPTP), announced today that it has named Kathlene L. Powell to the newly created position of VP, Quality Operations.

Ms. Powell will be responsible for overseeing Quality Assurance and Quality Control (QA/QC) for Raptor, as well as leading Chemistry and Manufacturing Controls (CMC) related issues and activities, including the preparation of documents for regulatory submission. In addition, Ms. Powell will manage the coordination and control of outsourced manufacturing and the release of drug product for Raptor’s clinical programs and planned commercial products.  Ms. Powell will report to Ted Daley, President of Raptor Therapeutics, Raptor’s clinical development division.

Mr. Daley stated, “We are thrilled that Kathy has agreed to join us full time at Raptor. Kathy has been working with us as our principal quality and manufacturing consultant in our nephropathic cystinosis program from the start, and has been our FDA/EMA liaison for CMC-related issues over the last three years. She has proven herself as a highly-valued member of our development team at Raptor, and her intimate knowledge of our nephropathic cystinosis program will provide seamless continuity as we near completion of our DR Cysteamine Phase 3 clinical trial and look ahead to our planned submission of registration documents later this year to the FDA and EMA. Moreover, Kathy’s deep experience overseeing contract manufacturing organizations will be integral to our plans to scale up our CMC operations towards the potential commercial launch of DR Cysteamine for nephropathic cystinosis in 2012.”

Prior to joining Raptor full time, Ms. Powell worked for Pacific BioDevelopment, LLC, a San Francisco-based biotechnology consulting group, where she most recently held the position of Vice President, Quality.  During her nine years at Pacific BioDevelopment, Ms. Powell executed numerous quality and control initiatives for their client companies, including the development of CMC regulatory strategies and preparation of CMC sections of regulatory submissions; the selection and management of CMOs for the development, manufacture, and testing of drug substances and drug products; and the evaluation of QC test methods, QC data, stability programs, validation protocols and validation reports.

Previous to her tenure at Pacific BioDevelopment, Ms. Powell’s over 20-year career in biotechnology was highlighted by quality control and validation experience at such  biopharmaceutical companies as Diosynth-RTP (formerly CBSI, Inc.) and Genentech, Inc. (a member of the Roche group, SIX: RO, ROG; OTCQX: RHHBY). While at Diosynth-RTP, Ms. Powell was involved in establishing and implementing the company’s Pre-Approval Inspection (PAI) readiness program and hosted the facility’s first FDA PAI in May 2001.  Among her duties at Genentech, Ms. Powell managed the Biochemical Manufacturing Validation group and supervised the Quality Control Chromatography group performing chromatography and cleaning validation testing as well as assay development, transfer, and validation.

Ms. Powell holds an M.S. in biochemistry from the University of Missouri and a B.A. in Chemistry, from Doane College, Crete, Nebraska, where she graduated Summa Cum Laude.

About Nephropathic Cystinosis

Nephropathic cystinosis is an inborn metabolic error characterized by the abnormal transport of cystine, an amino acid, out of the lysosomes. Failure to treat nephropathic cystinosis can cause serious health consequences, including renal failure and resultant kidney transplant, growth failure, rickets, photophobia and blindness. Symptom onset typically occurs within the first year of life, when cystine crystals accumulate in various tissues and organs, including the kidneys, brain, liver, thyroid, pancreas, muscles and eyes.

About Cysteamine and DR Cysteamine

DR Cysteamine is Raptor's proprietary enteric-coated, microbead oral formulation of cysteamine bitartrate designed to potentially reduce dosing frequency and gastrointestinal side effects associated with immediate-release cysteamine bitartrate, which is approved for sale by the FDA and EMA to treat nephropathic cystinosis, a rare, genetic lysosomal storage disease.

In December 2007, Raptor obtained an exclusive, worldwide license from the University of California, San Diego for the development DR Cysteamine for nephropathic cystinosis and cysteamine for other potential indications including Huntington's Disease, NASH and Batten Disease.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. (NASDAQ: RPTP) (“Raptor”) is dedicated to speeding the delivery of new treatment options to patients by working to improve existing therapeutics through the application of highly specialized drug targeting platforms and formulation expertise. Raptor focuses on underserved patient populations where it can have the greatest potential impact. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, non-alcoholic steatohepatitis (“NASH”), Huntington’s Disease (“HD”),  aldehyde dehydrogenase (“ALDH2”) deficiency, and thrombotic disorder.

Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins that are designed to target cancer, neurodegenerative disorders and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: that Raptor will complete its DR Cysteamine Phase 3 clinical trial; that Raptor will submit registration documents later this year to the FDA and EMA; that Raptor will be able to scale up its CMC operations to support potential commercial launch of DR Cysteamine for nephropathic cystinosis in 2012; and that Raptor will be able to successfully develop DR Cysteamine or any of its other product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company's forward looking statements from fruition include: that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company's process; that Raptor's patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor's products may not work as well as hoped or worse, that the Company's products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital. As well, Raptor's products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report on Form 10-K filed with the SEC on November 22, 2010; and Raptor's quarterly report on Form 10-Q filed with the SEC on January 14, 2011; all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

For more information, please contact:

Trout Group (investors)
Lauren Glaser
(646) 378-2972
lglaser@troutgroup.com

The Ruth Group (media)
Jason Rando
(646) 536-7025
jrando@theruthgroup.com